UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 23, 2014

Health Net, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-12718	95-4288333
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

21650 Oxnard Street, Woodland Hills, California		91367
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(818) 676-6000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.03.            Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 23, 2014, the Board of Directors of Health Net, Inc. (the “Company”) adopted and approved the Eleventh Amended and Restated Bylaws of the Company (as amended and restated, the “Amended and Restated Bylaws”), effective January 23, 2014, to add an exclusive forum provision for the adjudication of certain disputes. The exclusive forum provision provides that, unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the General Corporation Law of the State of Delaware or the Certificate of Incorporation of the Company or the Amended and Restated Bylaws, or (iv) any action asserting a claim governed by the internal affairs doctrine.

The summary of the Amended and Restated Bylaws set forth above is qualified in its entirety by the full text of the Amended and Restated Bylaws, a copy of which is attached hereto as Exhibit 3.1 and incorporated by reference herein.

Item 9.01.             Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Eleventh Amended and Restated Bylaws of Health Net, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Health Net, Inc.

January 27, 2014	By:	/s/ Angelee F. Bouchard

	Name:	Angelee F. Bouchard
	Title:	Senior Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

3.1	Eleventh Amended and Restated Bylaws of Health Net, Inc.